EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT
                            ------------------------


          THIS AGREEMENT is made and entered into this 22nd day of December, 2006 by and between Gateway Processing Company, a Texas corporation ("Seller"), and HNNG Development, LLC, a Delaware limited liability company ("Buyer"). Seller and Buyer are each a "party" and together are " parties" to this Agreement.

                                    RECITALS
                                    --------

          WHEREAS, pursuant to that certain First Amended and Restated Agreement to Develop Natural Gas Treatment Projects Using Mehra Gas Treating Units, dated January 1, 2004, as amended January 1, 2005, by and between Advanced Extraction Technologies, Inc., a Texas corporation ("AET"), and Seller (the "Restated Agreement"), Seller has certain rights to the gas treating process as described in the Restated Agreement (the "AET Intellectual Property"); and

          WHEREAS, Seller desires to transfer to Buyer the Assets, as hereinafter defined, and Buyer desires to acquire such Assets, all upon the terms and conditions set forth herein;

                                    AGREEMENT
                                    ---------

           ARTICLE 1 PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

          1.1 Assets. Subject to the terms and conditions hereof and subject to the representations and warranties made herein, on the dates hereinafter set forth, Seller shall validly sell, assign, transfer, grant, deliver and convey to Buyer, and Buyer shall purchase from Seller, Seller's entire right, title and interest in and to the following assets, free and clear of any mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any kind whatsoever:

               (a) the Restated Agreement and the AET Intellectual Property;

               (b) any and all files, records, reports, maps and other information related to the Restated Agreement, or otherwise related to projects to treat high nitrogen natural gas or to invest in high nitrogen natural gas properties; provided, however, that all such items regarding the two (2) NRU Projects of Seller referenced in
          Section 9.5 shall not be included and considered Other Assets except as provided in Section 9.5; and

               (c) any and all goodwill relating to the foregoing;

wherever located and whether or not reflected on Seller's balance sheet (hereinafter collectively called the "Assets"). The Assets to be transferred by Seller hereunder shall include only those described or referred to in Section
1.1 and no other assets or properties of Seller shall be transferred hereunder. The parties agree that: (i) Seller's entire right, title and interest in and to the Other Assets shall be sold, transferred and assigned to Buyer effective as of the Closing Date; and (ii) Seller's entire right, title and interest in and to the Agreement/IP Assets shall be sold, transferred and assigned to Buyer effective as of the Transfer Date.

          1.2 Liabilities. Subject to the terms and conditions of this Agreement, Buyer will, as of the Transfer Date, assume and agree to discharge the obligations and liabilities of Seller arising under the express written terms of the Restated Agreement, provided such obligations and liabilities arise or accrue after the close of business on the Transfer Date and, provided, further, that such obligations or liabilities do not result from any action or inaction of Seller taken or not taken on or prior to the Transfer Date (collectively, the "Assumed Liabilities"). Any and all other obligations and liabilities of Seller or its affiliates, whether accrued or contingent or due or not due, which are not expressly described in the definition of the Assumed Liabilities as specifically assumed herein by Buyer, (collectively, the "Retained Liabilities") shall be and remain the sole obligations and liabilities of Seller and its affiliates to pay and discharge, and Buyer shall not be obligated in any respect therefor.

                            ARTICLE 2 PURCHASE PRICE

          2.1 Aggregate Purchase Price. The aggregate purchase price for the Assets and the covenants set forth in Article 9 as hereinafter provided (the "Purchase Price") shall be an amount equal to Six Hundred Thousand Dollars ($600,000.00), plus the assumption by Buyer of the Assumed Liabilities as provided in Section 1.2 hereof, payable by Buyer to Seller as provided in
Section 2.2 below. The Purchase Price shall be subject to a discount as provided in the last sentence of Section 2.2 below.

          2.2 Payment of the Purchase Price. Subject to the terms and conditions of this Agreement, Buyer shall pay the Purchase Price by (i) assuming as of the Transfer Date the Assumed Liabilities to be assumed pursuant to Section 1.2 above pursuant to the Assumption Agreement; (ii) delivering to Seller on the date hereof an amount in immediately available funds equal to Two Hundred Thousand Dollars ($200,000.00) (the "Cash Payment"); and (iii) delivering to Seller on the date hereof a Promissory Note, substantially in the form attached hereto as Exhibit B, in the original principal amount of Four Hundred Thousand Dollars ($400,000.00) (the "Note"). The Note shall reflect that a prepayment of the total balance due on the Note, less One Hundred Thousand Dollars ($100,000.00), on or before the 90th day after the Closing Date shall result in a discount that reduces the total Purchase Price to Five Hundred Thousand Dollars ($500,000.00).

          2.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner specified on Schedule 2.3 attached hereto. Seller and Buyer shall cooperate with each other in the preparation, execution and filing of (a) all information returns and supplements thereto required to be filed with the Internal Revenue Service by the parties under
Section 1060 of the Code and the Treasury Regulations promulgated thereunder relating to the allocation of the Purchase Price and (b) all similar filings required to be filed with respect to the transactions contemplated by this Agreement with the Internal Revenue Service and other appropriate taxing authorities.

                               ARTICLE 3 CLOSING

          3.1 Closing. The closing of the transactions contemplated in this Agreement (the "Closing") is taking place simultaneously with the execution of this Agreement at the offices of Seller located at 500 Dallas Street, Suite 2615, Houston, Texas 77002, at 10:00 am (local time) on the date hereof (the "Closing Date"). The Closing may, with the consent of the parties, take place by delivering an exchange of documents and signatures by facsimile transmission or electronic mail with originals to follow by overnight mail service or courier.

          3.2 Deliveries by Seller. At the Closing, Seller is hereby delivering to Buyer the following:

               (a) (i) a written consent to the assignment of the Restated Agreement to Buyer by AET; and (ii) the written statement of AET that as of the date hereof to AET's knowledge no defaults or events of default have occurred and are continuing under the Restated Agreement, substantially in the form of Exhibit F attached hereto; and

               (b) the First General Conveyance, duly executed by Seller.

          3.3 Deliveries by Buyer. At the Closing, Buyer is hereby delivering to Seller the following:

               (a) the First General Conveyance, duly executed by Buyer; and

               (b) the Note, duly executed by Buyer.

               ARTICLE 4 SELLER'S REPRESENTATIONS AND WARRANTIES

          Seller hereby makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof and will be true and correct on the Transfer Date, each of which shall be unaffected by any investigation heretofore or hereafter made by Buyer and each of which shall survive the Closing and the transactions contemplated hereby:

          4.1 Authorization for Agreement. Seller has all necessary corporate power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements, instruments and documents and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements, instruments and documents to be executed and delivered by Seller in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of Seller, enforceable in accordance with their terms, except to the extent the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4.2 Corporate. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own its property and operate its business as and where it is now being conducted, and to perform all its obligations under this Agreement and any other agreements, instruments or documents to be delivered in connection herewith to which it is a party. Except for the prior consent of AET required to assign the Restated Agreement to Buyer, Seller has complete and unrestricted power and authority to sell, assign, transfer, convey and deliver all the Assets to Buyer pursuant to the terms of this Agreement, free and clear of any mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any kind. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the consent or approval of or the giving of notice to, registration, filing or recording with or the taking of any other action by Seller in respect of any federal, state or local governmental authority or any third party, other than the requirement to obtain the prior consent of AET to the assignment of the Restated Agreement.

          4.3 Title to Assets. Seller has, and on the Closing Date will transfer to Buyer, good and marketable title to the Other Assets, free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever, and subject to no restrictions with respect to transferability. Seller has, and on the Transfer Date will transfer to Buyer, good and marketable title to the Agreement/IP Assets, free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever, and subject to no restrictions with respect to transferability. Upon Seller's and Buyer's execution and delivery of this Agreement and the First General Conveyance, Buyer will own good and marketable title to the Other Assets, free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever. Upon Seller's and Buyer's execution and delivery of this Agreement, the Assumption Agreement and the Second General Conveyance, Buyer will own good and marketable title to the Agreement/IP Assets, free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever. Upon Seller's and Buyer's execution and delivery of this Agreement, the Assumption Agreement, and the General Conveyances, Buyer will own good and marketable title to all of the Assets, free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever.

          4.4 No Litigation or Adverse Events. There are no (i) outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator, or governmental or regulatory body involving Seller; (b) suits, actions or legal, administrative, arbitration or other proceedings or, to Seller's knowledge, threatened suits, actions or legal, administrative, arbitration or other proceedings involving Seller; or (c) to Seller's knowledge, investigations by any governmental agency, which could adversely affect the Assets or materially adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement or any other agreements, instruments or documents to be delivered in connection herewith to which Seller is a party.

          4.5 No Violation.

               (a) The execution and delivery of this Agreement and all other agreements, instruments and documents contemplated and delivered hereby by Seller and the consummation of the transactions contemplated hereby and thereby will not conflict with or violate or constitute a breach or default under the Articles of Incorporation or Bylaws of Seller or any provision of any mortgage, trust indenture, lien, lease, agreement, instrument, order, judgment, decree or other restriction of any kind or character to which Seller is subject or result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon the Assets.

               (b) The consummation of the transactions contemplated hereby by Seller, and the consummation by Seller of the transactions contemplated by the agreements, instruments and documents delivered hereby by Seller, will not cause any violation or breach of, any laws, statutes, ordinances or regulations or any health, safety or environmental laws, statutes, ordinances or regulations or other laws, statutes, ordinances or regulations.

          4.6 No Brokers. Seller has not employed or authorized anyone to represent it as a broker, finder or consultant in connection with the transactions contemplated by this Agreement, and no broker, consultant, finder or other person is entitled to any commission, finder's or consulting fee from Seller in connection with such transactions. Seller will indemnify and hold harmless Buyer from and against any and all losses, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Buyer may sustain or incur as a result of any claim for a commission or fee by a broker, finder or consultant acting on behalf of Seller.

          4.7 Restated Agreement in Full Force and Effect. The Restated Agreement is valid, binding and in full force and effect, has not been amended or supplemented in any manner or respect, and upon assignment and assumption, with applicable consents if necessary, will be enforceable by Buyer following the Transfer Date in accordance with its terms. There are no defaults by Seller under the Restated Agreement and Seller knows of no defaults thereunder by any other party thereto, and, to Seller's knowledge, no event has occurred that with the lapse of time or action or inaction by any party thereto would result in a violation thereof or a default thereunder. None of the rights under the Restated Agreement will be impaired by the consummation of the transactions contemplated by this Agreement, and all such rights will inure to and be enforceable by Buyer after the Transfer Date without the authorization, consent, approval, permit or licenses of, or filing with, any other person, except the consent of AET required under the terms of the Restated Agreement.

                ARTICLE 5 BUYER'S REPRESENTATIONS AND WARRANTIES

          Buyer hereby makes the following representations and warranties to Seller, each of which is true and correct on the date hereof and will be true and correct on the Transfer Date, each of which shall be unaffected by any investigation heretofore or hereafter made by Seller and each of which shall survive the Closing and the transactions contemplated hereby:

          5.1 Authorization for Agreement. Buyer has all necessary power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements, instruments and documents and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements, instruments and documents to be executed and delivered by Buyer in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of Buyer, enforceable in accordance with their terms, except to the extent the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.2 Corporate. Buyer is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its property and operate its business as and where it is now being conducted. Buyer has complete and unrestricted power and authority to purchase the Assets to be sold to Buyer under this Agreement and execute and deliver the Note to Seller pursuant to the terms of this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the consent or approval of or the giving of notice to, registration, filing or recording with or the taking of any other action by Buyer in respect of any federal, state or local governmental authority or any third party.

          5.3 No Litigation or Adverse Events. There are no (i) outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator, or governmental or regulatory body involving Buyer, (b) suits, actions or legal, administrative, arbitration or other proceedings or, to Buyer's knowledge, threatened suits, actions or legal, administrative, arbitration or other proceedings involving Buyer, or (c) to Buyer's knowledge, investigations by any governmental agency, which could adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

          5.4 No Violation.

               (a) The execution and delivery of this Agreement and all other agreements, instruments and documents contemplated hereby by Buyer and the consummation of the transactions contemplated hereby and thereby will not conflict with or violate or constitute a breach or default under the organizational documents of Buyer or any provision of any mortgage, trust indenture, lien, lease, agreement, instrument, order, judgment, decree or other restriction of any kind or character to which Buyer is subject.

               (b) To the knowledge of Buyer, the consummation of the transactions contemplated hereby by Buyer, and the consummation by Buyer of the transactions contemplated by the agreements, instruments and documents delivered hereby by Buyer, will not cause any violation or breach of, any laws, statutes, ordinances or regulations or any health, safety or environmental laws, statutes, ordinances or regulations or other laws, statutes, ordinances or regulations.

          5.5 No Brokers. Buyer has not employed or authorized anyone to represent it as a broker, finder or consultant in connection with the transactions contemplated by this Agreement, and no broker, consultant, finder or other person is entitled to any commission, finder's or consulting fee from Buyer in connection with such transactions. Buyer will indemnify and hold harmless Seller from and against any and all losses, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Seller may sustain or incur as a result of any claim for a commission or fee by a broker, finder or consultant acting on behalf of Buyer.

        ARTICLE 6 CONDITIONS PRECEDENT TO CERTAIN OF BUYER'S OBLIGATIONS

          The obligation of Buyer to purchase the Agreement/IP Assets and to assume the Assumed Liabilities shall be subject to the satisfaction prior to or on the Transfer Date of the following conditions, unless waived in writing by
Buyer:

          6.1 Representations and Warranties. The representations and warranties of Seller contained in Section 4 shall be true and correct in all material respects as of the Transfer Date, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality in Section 4, as the case may be.

          6.2 Performance. Seller shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Seller on or before the Transfer Date.

          6.3 Compliance Certificate. An authorized officer of Seller shall deliver to Buyer on the Transfer Date a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

          6.4 Second General Conveyance and Assumption Agreement. Seller shall have delivered to Buyer the Second General Conveyance and the Assumption Agreement each duly executed by Seller.

       ARTICLE 7 CONDITIONS PRECEDENT TO CERTAIN OF SELLER'S OBLIGATIONS

          The obligation of Seller to sell, assign and transfer the Agreement/IP Assets to Buyer shall be subject to the satisfaction prior to or on the Transfer Date of the following conditions, unless waived in writing by Seller:

          7.1 Representations and Warranties. The representations and warranties of Buyer contained in Section 5 shall be true and correct in all material respects as of the Transfer Date, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality in Section 5, as the case may be.

          7.2 Performance. Buyer shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Buyer on or before the Transfer Date.

          7.3 Compliance Certificate. An authorized manager or officer of Buyer shall deliver to Seller on the Transfer Date a certificate certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

          7.4 Assumption Agreement and Second General Conveyance. Buyer shall have delivered to Seller the Assumption Agreement and the Second General Conveyance each duly executed by Buyer.

          7.5 Payment of Note. Buyer shall have paid the Note in full on or before the Maturity Date in accordance with its terms.

                           ARTICLE 8 INDEMNIFICATION

          8.1 Seller Indemnification. Seller agrees to defend, indemnify and hold harmless Buyer and its officers, managers, employees, agents, representatives, successors and assigns (collectively, the "Buyer Indemnitees") from, against and in respect of any and all losses, liabilities, claims, demands, suits, actions, judgments, proceedings, damages, costs and expenses (including reasonable attorneys' fees and disbursements) of every kind, nature and description (collectively, "Claims" and each a "Claim") sustained by any Buyer Indemnitee based upon, arising out of or otherwise in respect of:

               (a) Any obligations or liabilities of Seller of every kind and nature, without limitation, known or unknown, contingent or otherwise, arising out of or relating to the Restated Agreement or the other Assets, except for the Assumed Liabilities;

               (b) Any misrepresentation or breach of a representation, warranty or covenant of Seller under this Agreement or nonfulfillment of any obligation by Seller under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Buyer pursuant to this Agreement; and

               (c) The Retained Liabilities.

          8.2 Buyer Indemnification. Buyer agrees to defend, indemnify and hold harmless Seller and its officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Seller Indemnitees") from, against and in respect of any and all Claims sustained by any Seller Indemnitee based upon, arising out of or otherwise in respect of:

               (a) The Assumed Liabilities; and

               (b) Any misrepresentation or breach of a representation, warranty or covenant of Buyer under this Agreement or nonfulfillment of any obligation by Buyer under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Seller pursuant to this Agreement.

          8.3 Net of Tax Benefit. The indemnities provided for in this Section are not intended to provide a windfall for any party, and to the extent possible such indemnities shall be net of the effect of federal, state and local income tax benefits actually realized by a party as a result of such losses, damages or deficiencies.

          8.4 Claims. If any Buyer Indemnitee or Seller Indemnitee (each an "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which either Seller or Buyer (each an "Indemnifying Party") is obligated to provide indemnification pursuant to Section 8.1 or

Section 8.2, the Indemnitee shall promptly give the Indemnifying Party notice thereof. Such notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement and shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the loss that has been or may be sustained by the Indemnitee. The Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee; provided, however, that the Indemnifying Party shall secure the Indemnitee against such contested claims by posting a bond or providing other reasonably acceptable security. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate in all commercially reasonable respects, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may, if acting in accordance with its good faith business judgment, pay, compromise or defend such asserted liability, and such settlement shall be binding on the Indemnifying Party for purposes of this Section 8.4. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may each participate, at its own expense, in the defense of such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

          8.5 Costs. If any legal action or other proceeding is brought for the enforcement or interpretation of any of the rights or provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          8.6 Survival. Except for the representations and warranties of Seller contained in Section 4.3, which shall survive the Closing indefinitely, all representations and warranties of the parties in this Agreement shall survive the Closing and the consummation of the transactions contemplated herein and shall remain in full force and effect for a period of two (2) years following the Closing. All representations, warranties, covenants, agreements and obligations made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with the transactions contemplated hereby. The covenants, agreements and obligations of the parties entered into pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated herein and shall remain in full force and effect without limitation.

          8.7 APPLICABILITY OF INDEMNIFICATION OBLIGATION. EACH OF THE AGREEMENTS TO INDEMNIFY, DEFEND OR HOLD HARMLESS CONTAINED IN SECTIONS 8.1 OR
8.2 SHALL APPLY IRRESPECTIVE OF WHETHER THE SUBJECT CLAIM IS BASED IN WHOLE OR

IN PART UPON THE SOLE OR CONTRIBUTORY NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR GROSS), BREACH OF WARRANTY, OR BREACH OR VIOLATION OF ANY DUTY IMPOSED BY ANY LAW OR REGULATION, ON THE PART OF THE BENEFICIARY OF THE AGREEMENT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

          8.8 Limitation of Liability. Seller will have no liability (for indemnification or otherwise) with respect to Claims for indemnification under
Section 8.1 or for Claims as a result of any breach of, or in connection with, this Agreement or any documents entered into by Seller in connection herewith whatsoever (except with respect to Claims for indemnification associated with, or for Claims resulting from, any breach of Section 9.3 or Article 10 by Seller) until the total of all Claims with respect to such matters exceed Fifty Thousand Dollars and No/100 ($50,000) (the "Threshold Amount"), whereupon the Buyer may claim indemnification or payment for the full amount of such Claims. Buyer will have no liability (for indemnification or otherwise) with respect to Claims for indemnification under Section 8.2 or for Claims as a result of any breach of, or in connection with, this Agreement or any documents entered into by Buyer in connection herewith whatsoever (except with respect to a claim for payment of the Note in accordance with its terms) until the total of all Claims with respect to such matters exceed the Threshold Amount, whereupon Seller may claim indemnification or payment for the full amount of such Claims. Notwithstanding the foregoing, neither Buyer nor Seller shall have or incur liability (for indemnification or otherwise) under this Article VIII or for any breach of, or in connection with, this Agreement or any documents entered into by Buyer or Seller in connection herewith whatsoever ((i) except, with respect to Buyer only, for a claim for payment of the Note in accordance with its terms; and (ii) except, with respect to Seller only, for Claims for indemnification associated with, or for Claims resulting from, any breach of Section 9.3 or Article 10 by Seller) which in the aggregate exceeds Six Hundred Thousand Dollars and No/100 ($600,000). However, this Section 8.8 will not apply to any intentional breach by Buyer or Seller of any of its covenants, agreements or obligations hereunder or under any agreements entered into in connection herewith, and Buyer or Seller, as the case may be, will be liable for all Claims with respect to such intentional breaches. Seller and Buyer will only have liability (for indemnification or otherwise) with respect to Claims under Sections 8.1 or 8.2 or for any breach of, or in connection with, this Agreement or any documents entered into by Seller or Buyer in connection herewith ((i) except, with respect to the Buyer only, for a claim for payment of the Note in accordance with its terms and (ii) except, with respect to the Seller only, for Claims for indemnification associated with, or for Claims resulting from, any breach of
Section 9.3 or Article 10 by Seller) if, on or prior to the second anniversary of the Closing Date (or in the case of covenants, the performance of which occurs after the Closing Date, within two (2) years after the date performance did, or should have, occurred), the Indemnitee (or Buyer or Seller, as the case may be) shall notify the Indemnifying Party (or Seller or Buyer, as the case may
be) of a Claim specifying the factual basis for the Claim in reasonable detail to the extent then known. IN ADDITION, EXCEPT WITH RESPECT TO CLAIMS FOR INDEMNIFICATION ASSOCIATED WITH, OR FOR CLAIMS RESULTING FROM, ANY BREACH OF
SECTION 9.3 BY SELLER, SELLER AND BUYER SHALL ONLY BE LIABLE UNDER THIS ARTICLE VIII FOR DIRECT CLAIMS AND NOT FOR ANY CLAIMS THAT ARE INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR FOR LOST PROFITS, EVEN IF SELLER OR BUYER IS ADVISED OF THE POSSIBILITY OF SUCH CLAIMS.

          8.9 Exclusive Remedy. Except with respect to specific performance under Section 12.11 and except for a claim for payment of the Note pursuant to its terms, and absent a showing of fraud or misrepresentation, the remedies provided in this Article VIII will be exclusive of and limit all other remedies that may be available to the parties. Notwithstanding the foregoing, nothing in this Section 8.9 shall prevent a party from terminating this Agreement in accordance with the terms of Article 10.

                              ARTICLE 9 COVENANTS

          9.1 Further Assurances. Seller agrees as follows:

               (a) Seller will use its reasonable best efforts (i) to obtain any consents by any third party or government authority or agency required or deemed desirable by Buyer in connection with the consummation of the transactions contemplated by this Agreement; (ii) to fulfill or cause to be fulfilled each of the conditions precedent to Buyer's obligations set forth in Section 6 hereof on or prior to the Transfer Date; and (iii) to perform each of the acts and things required to be performed by it hereunder at or prior to the Transfer Date; and

               (b) Seller shall execute and deliver or cause to be executed and delivered such further instruments and take such other action as Buyer may require to remedy any misrepresentation or any breach of warranty made by Seller herein and to more effectively carry out the transfer of the Assets and the consummation of the matters contemplated by this Agreement.

          9.2 Confidential Information. Seller agrees not to communicate, divulge or use for the benefit of any person, firm, partnership or corporation or any other third party any of the trade secrets, business methods, business records and files, customer lists, promotional materials, product specifications, drawings and prototypes, price lists, instruction manuals, reports, or any other confidential or proprietary information of any type or description acquired by Buyer as part of the Assets pursuant to this Agreement.

          9.3 Stand-Down Agreement. Except as permitted pursuant to Sections 9.4 and 9.5, for a period, commencing on the Closing Date and continuing until the earlier of (a) the termination of this Agreement pursuant to Article 10, or (b) until the Transfer Date, Seller shall not engage in the business of developing, constructing, financing, licensing, marketing, selling or otherwise offering nitrogen rejection solutions utilizing the AET Intellectual Property or its rights under the Restated Agreement, and Seller shall remove all references on its website to the treatment of high nitrogen natural gas to remove nitrogen.

          9.4 Pipeline Participation Rights. If, from time to time, prior to the fifth (5th) anniversary of the Closing Date, Buyer initiates discussions with a third party regarding an opportunity to construct and own, either solely or in part, a gathering system and/or tailgate pipeline for a gathering or transportation fee in association with any nitrogen rejection unit project (a

"NRU Project") to be undertaken by Buyer in the U.S. (a "Pipeline Opportunity"), then Buyer will promptly provide Seller with notice of such Pipeline Opportunity. Such notice from Buyer shall include material relevant information in Buyer's possession regarding the Pipeline Opportunity, including any information reasonably necessary for Seller to evaluate such Pipeline Opportunity. Seller shall have thirty (30) days after receipt of such notice to provide a non-binding indication of interest to Buyer as to whether Seller desires to pursue the Pipeline Opportunity. If Seller provides such indication of interest, then as between Seller and Buyer, Seller will have the right to take an ownership interest that Buyer would otherwise have had in the Pipeline Opportunity equal to (i) not less than 25% and (ii) up to the greater of (a) 75% or (b) 100% less the percentage ownership interest of Buyer in the Pipeline Opportunity, on the same terms and conditions as Buyer, and Buyer shall have a right to take up to a 25% ownership interest in the Pipeline Opportunity that Buyer would otherwise have. If Seller does not elect to take all of the ownership interest in the Pipeline Opportunity permitted by this Section, then Buyer may take not only its 25% but any remaining ownership interest not taken by Seller.

          9.5 NRU Sublicense. Seller shall have the right to pursue, solicit and negotiate not more than two (2) NRU Projects utilizing the nitrogen rejection technology covered by the Restated Agreement for natural gas as defined in the Restated Agreement, which will be disclosed by Seller and approved by Buyer as NRU Projects that Buyer is not then pursuing or Buyer has not entered into an agreement giving Buyer the right to issue a license at the time the NRU Project is disclosed. One NRU Project shall be disclosed to Buyer by Seller at Closing and the second NRU Project shall be disclosed to Buyer by Seller not later than March 31, 2007. For each such NRU Project, Buyer shall have the right to participate on the same terms and conditions as Seller up to 25% (but not less than 10%) of the ownership interest available to Seller. Buyer shall issue a site specific sublicense to Seller for each approved NRU Project and each sublicense shall specify the fee structure that is payable to AET under the Restated Agreement. This provision shall be null and void with respect to any NRU Project that is not undertaken by Seller on or before December 31, 2007. All Other Assets for any NRU Project of Seller allowed under this Section 9.5 but not undertaken by Seller on or before December 31, 2007 will be sold, assigned and transferred to Buyer pursuant to Section 1.1 and Seller shall, within five
(5) business days following December 31, 2007, deliver an additional First General Conveyance, duly executed by Seller, to Buyer. For purposes of this Section, "undertaken" shall mean that Seller has made the first 50% payment to AET provided for under the first paragraph of Section 2.6 of the Restated Agreement and provided AET with the information required by such paragraph of
Section 2.6 of the Restated Agreement, in both cases as required by the Restated Agreement, to cause AET to prepare a Process Design Basis Package (as said term is defined in the Restated Agreement) for such NRU Project.

          9.6 Joint Venture Projects. Unless otherwise agreed, each project in which both parties participate pursuant to Section 9.4 and 9.5 will be organized as a separate limited liability company (an "LLC"), governed by, and managed pursuant to, a separate limited liability company agreement or regulations, with terms and conditions as set forth substantially in the form attached hereto as Exhibit E, with blanks completed appropriately (each, a "LLC Agreement"). The LLC Agreement for each project shall specify that (a) as between Seller and Buyer, Seller or its subsidiary shall be the manager of each LLC and shall receive a fee to cover all its direct costs associated with the project, together with overhead as a fixed percentage of direct costs (or as otherwise agreed); (b) such fees shall be borne by the parties in proportion to ownership interests; (c) all items of income, gain, loss or deductions will be allocated in proportion to ownership as provided for in Sections 9.4 and 9.5, as applicable; (d) all excess cash from the project will be distributed, in proportion to such ownership; and (e) if either party wishes to transfer its interest in the LLC, it must first offer such interest to the other party.

                             ARTICLE 10 TERMINATION

          This Agreement may be terminated on or prior to the Maturity Date as follows:

               (a) by mutual consent of all parties hereto;

               (b) by Buyer or by Seller if there has been a material breach by
          (i) Seller (in the case of the termination of this Agreement by Buyer) or (ii) Buyer (in the case of the termination of this Agreement by Seller) of any representation, warranty or covenant contained in this Agreement, which in either case cannot be, or has not been, cured prior to the Maturity Date after written notice of such breach is given to the party committing such breach at least five (5) days prior to the Maturity Date (the "Cure Period"), provided that the right to effect such cure shall not extend beyond the Maturity Date;

provided, however, that this Agreement may not be terminated for any reason by any party following the Transfer Date. If this Agreement is terminated by Buyer pursuant to subsection (b) above then within ten (10) days following the end of the Cure Period:

               (i) Seller shall refund the Cash Payment to Buyer;

               (ii) Seller shall return the original Note to Buyer and the Note and any of Buyer's obligations to pay Seller thereunder shall be of no further force and effect;

               (iii) Buyer shall deliver the Other Assets to Seller and the First General Conveyance(s) shall be null and void and of no further force and effect; and

               (iv) all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Article 10 and Article 12 (except for those in Section 12.11) will survive.

If this Agreement is terminated by Seller pursuant to subsection (b) above then:

               (i) Seller may retain the Cash Payment;

               (ii) Seller shall return the original Note to Buyer within ten
          (10) days following the end of the Cure Period and the Note and any of Buyer's obligations to pay Seller thereunder shall be of no further force and effect;

               (iii) Buyer shall deliver the Other Assets to Seller and the First General Conveyance(s) shall be null and void and of no further force and effect; and

               (iv) all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Article 10 and Article 12 (except for those in Section 12.11) will survive.

          In the event of termination by any party as provided above, written notice shall promptly be given to the other party. Each party's right of termination under Article 10 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. A termination under the provisions of this
Article 10 shall not prejudice any claim for damages that any party may have hereunder or in law or in equity.

                             ARTICLE 11 DEFINITIONS

          As used in this Agreement, the following terms have the following respective meanings:

          "AET" has the meaning set forth in the Recitals.

          "AET Intellectual Property" has the meaning set forth in the Recitals.

          "Agreement/IP Assets" means the Assets listed in Sections 1.1(a) and
(c).

          "Assets" has the meaning set forth in Section 1.1.

          "Assumed Liabilities" has the meaning set forth in Section 1.2.

          "Assumption Agreement" means that certain Assumption Agreement, substantially in the form attached hereto as Exhibit A.

          "Buyer" has the meaning set forth in the opening paragraph.

          "Buyer Indemnitees" has the meaning set forth in Section 8.1.

          "Cash Payment" has the meaning set forth in Section 2.2.

          "Claims" and "Claim" has the meaning set forth in Section 8.1.

          "Closing" has the meaning set forth in Section 3.1.

          "Closing Date" has the meaning set forth in Section 3.1.

          "Cure Period" has the meaning set forth in Article 10.

          "First General Conveyance" means that certain General Conveyance, Transfer and Assignment, substantially in the form attached hereto as Exhibit C.

          "General Conveyance Agreements" means the First General Conveyance and the Second General Conveyance.

          "Indemnifying Party" has the meaning set forth in Section 8.4.

          "Indemnitee" has the meaning set forth in Section 8.4.

          "LLC" has the meaning set forth in Section 9.6.

          "LLC Agreement" has the meaning set forth in Section 9.6.

          "Maturity Date" means the Maturity Date as defined in the Note.

          "Note" has the meaning set forth in Section 2.2.

          "NRU Project" has the meaning set forth in Section 9.4.

          "Pipeline Opportunity" has the meaning set forth in Section 9.4.

          "Other Assets" means the Assets listed in Section 1.1(b).

          "Purchase Price" has the meaning set forth in Section 2.1.

          "Restated Agreement" has the meaning set forth in the Recitals.

          "Retained Liabilities" has the meaning set forth in Section 1.2.

          "Second General Conveyance" means that certain General Conveyance, Transfer and Assignment, substantially in the form attached hereto as Exhibit D.

          "Seller" has the meaning set forth in the opening paragraph.

          "Seller Indemnitees" has the meaning set forth in Section 8.2.

          "Threshold Amount" has the meaning set forth in Section 8.8.

          "Transfer Date" means the date that Buyer pays in full the Note.

          "Transfer Provisions" has the meaning set forth in Section 12.11.

                            ARTICLE 12 MISCELLANEOUS

          12.1 Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party which consent shall not be unreasonably withheld and any attempted assignment without such written consent shall be null and void and without legal effect. Notwithstanding the foregoing, Buyer may, without the prior written consent of Seller, assign this Agreement and all of its rights and obligations hereunder to (a) any subsidiary or affiliate of Buyer, (b) any entity or person acquiring substantially all of the assets or capital stock of Buyer or (c) any successor in interest to Buyer.

          12.2 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Texas applicable to agreements made and to be performed entirely within such State, including all matters of enforcement, validity and performance.

          12.3 Amendment and Modification. Buyer and Seller may amend, modify and supplement this Agreement in such manner as may be mutually agreed by them in writing.

          12.4 Notices. All notices, requests, demands and other communications hereunder shall be deemed to be duly given if delivered by hand or if mailed by certified or registered mail with postage prepaid or sent by prepaid overnight delivery service, or sent by facsimile, to the parties at the following addresses:

               If to Seller:                      with copy to:

               Gateway Processing Company         Stinson Morrison Hecker LLP
               500 Dallas Street, Suite 2615      1201 Walnut, Suite 2800
               Houston, Texas 77002               Kansas City, Missouri 64106
               Facsimile: (713) 336-0855          Facsimile: (816) 701-1092
               Attn:  Robert Panico,              Attn:  Craig L. Evans, Esq.
                      President and CEO

               with copy to:

               If to Buyer:                       with a copy to:

               HNNG Development, LLC              Haynes and Boone, LLP
               440 Louisiana Street, Suite 625    One Houston Center
               Houston, TX 77002                  1221 McKinney, Suite 2100
               Facsimile: (713) 228-2842          Houston, Texas 77010
               Attn:  Jeffrey R. Pendergraft,     Facsimile: (713) 236-5550
               Chairman of the Board and CEO      Attn.: Amy Moss, Esq.

or to such other address as any party may provide to the other in writing.

          12.5 Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

          12.6 Successors and Counterparts. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and to their respective successors and assigns and may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

          12.7 Headings. The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

          12.8 Exhibits. All of the Exhibits attached hereto are incorporated herein and made a part of this Agreement by reference thereto.

          12.9 Negotiated Transactions. The provisions of this Agreement were negotiated by the parties hereto and said Agreement shall be deemed to have been drafted by all the parties hereto.

          12.10 Expenses. Each party shall pay its or his own expenses incident to the preparation for the consummation of this Agreement and the transactions contemplated hereby.

          12.11 Specific Performance. Seller acknowledges and agrees that Buyer would be irreparably damaged if Seller does not perform, in accordance with their specific terms, the provisions of this Agreement regarding the sale, assignment, transfer, grant, delivery and conveyance to Buyer of the Agreement/IP Assets on the Transfer Date following Buyer's payment of the Note (collectively, the "Transfer Provisions") and that any such breach of this Agreement by Seller could not be adequately compensated in all cases by monetary damages alone. Seller further acknowledges and agrees that Seller's failure to perform the Transfer Provisions will result in imminent irreparable harm to Buyer and its business for which there is no available remedy at law. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or equity, it shall be entitled to enforce the Transfer Provisions of this Agreement by decree or specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of the Transfer Provisions, without posting any bond or other undertaking.

          12.12 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole of in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          12.13 Mediation. Any controversy or claim arising out of or relating to this Agreement or any of the documents referred to in this Agreement or any of the transactions contemplated herein or therein will be settled in the following manner: (a) senior executives representing each of Seller and Buyer will meet to discuss and attempt to resolve the controversy or claim; (b) if the controversy or claim is not resolved as contemplated by clause (a), Seller and Buyer will, by mutual consent, select an independent third party to mediate such controversy or claim, provided that such mediation will not be binding upon any of the parties; and (c) if such controversy or claim is not resolved as contemplated by clauses (a) or (b), the parties will have such rights and remedies as are available under this Agreement or, if and to the extent not provided for in this Agreement, are otherwise available.

12.14 Jurisdiction; Service of Process. Any litigation or proceeding arising out of or relating to this Agreement or any of the documents referred to in this Agreement or any of the transactions contemplated herein or therein may be brought in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each party irrevocably submits to the exclusive jurisdiction of each such court in any such litigation or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the litigation or proceeding shall be heard and determined only in any such court and agrees not to bring any litigation or proceeding arising out of or relating to this Agreement or any of the documents referred to in this Agreement or any of the transactions contemplated herein or therein in any other court. The parties agree that either or both of them may file a copy of this Section with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any litigation or proceeding referred to in the first sentence of this Section may be served on any party anywhere in the world.

                            [Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                             GATEWAY PROCESSING COMPANY


                                             By:  /s/  Robert Panico
                                                -------------------------------
                                                       Robert Panico
                                                       President and CEO


                                             HNNG DEVELOPMENT, LLC


                                             By:  /s/  Michael T. Fadden
                                                -------------------------------
                                                       Michael T. Fadden
                                                       Executive Vice President